UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

Cytation Corporation
(Exact name of registrant as specified in its charter)

Delaware	00114800	16-0961436
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Thames Street, No. 8
Bristol, Rhode Island 02809
(Address of principal executive office, including zip code)

(401) 254-8800
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

1.  The Registrant has entered into a letter of intent with Deer Valley Homebuilders, Inc. ("Deer Valley") to effect a reverse merger transaction pursuant to which the Company will be the surviving corporation. Immediately before the closing of the transaction, the Registrant will authorize additional shares of common and preferred stock and terminate its election to be a "business development company" under the Investment Company Act of 1940.

The merger requires the approval of both the boards of directors of the Registrant and Deer Valley and is subject to the negotiation and execution of definitive documents. If consummated, the Registrant would expect to issue to Deer Valley's stockholders securities constituting approximately 94% of the total issued and outstanding equity of the Company immediately after the closing, exclusive of warrants. Deer Valley has agreed to assume approximately $120,000 of the Company's liabilities at the closing of the transaction.

Deer Valley, located in Alabama, is a supplier of single-family manufactured homes constructed entirely in a controlled factory environment and built to the federal Manufactured Home Construction and Safety Standards.

2.  In connection with the merger transaction with Deer Valley, the Board of Directors of the registrant has declared 2-for-1 forward stock dividend on its common stock, par value $.001, CUSIP Number 23281Y 20 6, for stockholders of record on November 14, 2005. The payment date is November 23, 2005.

By way of example, a stockholder of record who owns 100 shares of common stock will receive an additional 100 shares, so that the total owned by such stockholder will be 200 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CYTATION CORPORATION

By: /s/ Richard Fisher
    Richard Fisher
    Chairman and General Counsel

Date: November 7, 2005